UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 2, 2021

Miromatrix Medical Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40518	33-0303583
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

10399 West 70th Street

Eden Prairie, MN 55344

(Address of principal executive offices, including zip code)

(952) 942-6000

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

◻  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

◻  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

◻  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

◻  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common stock, $0.00001 par value per share	MIRO	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☒

Item 1.01Entry into a Material Definitive Agreement.

On August 2, 2021, Miromatrix Medical Inc. (the “Company”) entered into a Multi-Tenant Industrial Triple Net Lease (the “Lease”) with B9 Polar Prairie Oaks Corporate LLC, a Delaware limited liability company (the “Landlord”), for research and development and office space located at 6455 Flying Cloud Drive, Eden Prairie, Minnesota 55344 (the “Building”). Under the terms of the Lease, starting on December 31, 2021 (the “Commencement Date”) the Company will lease approximately 42,278 square feet of the Building (the “Premises”) as the sole tenant at the Premises, which will replace the Company’s current leased premises at 10399 West 70th Street, Eden Prairie, Minnesota 55344.

The base rent under the Lease is $41,397.21 per month for the 12-month period beginning on the Commencement Date and ending on December 31, 2022, and thereafter is subject to scheduled annual increases of approximately 3% during the term of the Lease. However, under the terms of the Lease, the Company’s monthly base rent will be abated for the period beginning on the Commencement Date and ending on May 31, 2022, provided the Lease is not terminated due to default. In addition to base rent, the Company is obligated under the Lease to pay to the Landlord certain costs, operating expenses and taxes, including approximately 61.08% of the real property taxes of the Building and the land on which it is located and approximately 61.08% of the Landlord’s management fee, which equals an amount of up to 5% of the Landlord’s gross receipts from leases at the Building.

The term of the Lease begins on the Commencement Date and ends on May 31, 2029. The Company has one option to extend the term for a period of five years beginning on June 1, 2029.

The Company plans to deliver a security deposit to the Landlord through an irrevocable, standby letter of credit (“LOC”) issued by Park State Bank in the amount of $800,000.00 (“Security Amount”), which will be retained by the Landlord as security for the Company’s performance and observance of its obligations under the Lease. To secure the LOC, the Company will be required to place the Security Amount in a restricted cash account at Park State Bank, which may be drawn from in limited circumstances.

The Company currently leases approximately 14,700 square feet split between two offices located at 10301 and 10399 West 70th Street, Eden Prairie, Minnesota 55344 (the “Current Premises”). The lease agreement for the Current Premises is set to expire on December 31, 2021 and the Company will vacate the Current Premises at that time.

The foregoing description of the terms of the Lease does not purport to be complete and is qualified by reference to the full text of the Lease, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.

Item 2.03Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information included in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.03 of this Current Report on Form 8-K by reference.

Item 9.01Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Multi-Tenant Industrial Triple Net Lease, dated August 2, 2021, by and between the Company and B9 Polar Prairie Oaks Corporate LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 5, 2021	Miromatrix Medical Inc.

	By:	/s/ Brian Niebur
Brian Niebur
Chief Financial Officer